UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2026
Ares Industrial Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Tabor Center,
1200 Seventeenth Street, Suite 2900
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On August 6, 2026, Ares Industrial Real Estate Income Trust Inc. (the “Company”) reconvened its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Of the approximately 279,427,586 shares of common stock issued and outstanding as of the close of business on April 8, 2026, the record date for the Annual Meeting, that were eligible to vote, 142,603,567 shares of common stock (approximately 51.0%) were present or represented by proxy at the Annual Meeting. At the Annual Meeting, the Company’s stockholders approved the proposals described below. The voting results with respect to each proposal are as follows:

Proposal No. 1. The stockholders approved the re-election of each of the eight directors listed below to serve on the board of directors of the Company until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify.

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
William S. Benjamin	75,816,328	1,436,819	5,522,153	59,828,267
David M. Fazekas	75,387,330	1,701,515	5,686,455	59,828,267
Marty A. Edmondson	75,400,695	1,717,355	5,657,250	59,828,267
Marshall M. Burton	75,432,118	1,622,779	5,720,403	59,828,267
John S. Hagestad	75,131,470	2,021,096	5,622,734	59,828,267
Scott W. Lang	75,843,537	1,271,559	5,660,204	59,828,267
Charles B. Duke	75,609,243	1,456,004	5,710,053	59,828,267
Dawanna Williams	75,353,440	1,790,366	5,631,494	59,828,267

Proposal No. 2. The stockholders approved the ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Votes Abstained
134,943,879	1,025,445	6,634,243

The Company did not receive any broker non-votes for this proposal because the brokers had discretionary voting power with respect to this proposal.

Item 8.01 Other Events.
Effective as of July 30, 2026, our board of directors amended our share redemption program by adopting the Fourth Amended and Restated Share Redemption Program (the “Amended SRP”) primarily to eliminate the Early Redemption Deduction (as defined in the Amended SRP) with respect to the redemption of a stockholder’s shares due to the stockholder’s failure to maintain a minimum account balance of $2,000 of shares of the Company’s common stock.
A copy of the Amended SRP is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
99.1*	Fourth Amended and Restated Share Redemption Program.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
____________________________________________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

August 7, 2026	By:	/s/ TAYLOR M. PAUL
		Name:	Taylor M. Paul
		Title:	Managing Director, Chief Financial Officer and Treasurer